--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                             Preliminary Termsheet
                                [$400,323,000]
                                  Approximate

                  Morgan Stanley Mortgage Loan Trust 2006-8AR
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-8AR
                        Groups 4-6 Senior Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
-----------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

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                          $400,323,000 (Approximate)
                  Morgan Stanley Mortgage Loan Trust 2006-8AR
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-8AR
                        Groups 4-6 Senior Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)

                            Transaction Highlights

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Initial         Initial
 Offered                                        Expected    Avg Life to        Payment Window        Subordination   Pass-Through
 Classes      Description        Balance(2)      Ratings      Mty(1)             to Mty (1)             Level(3)          Rate
=========== ================ ================= ========== ============== ========================= ================ ==============
  4-A(7)        Senior         $62,033,000      AAA/Aaa       3.27                1-356                 5.25%        5.4531%(4)
----------------------------------------------------------------------------------------------------------------------------------
  5-A(7)        Senior         $275,552,000     AAA/Aaa       3.30                1-356                 5.25%        5.4439%(5)
----------------------------------------------------------------------------------------------------------------------------------
  6-A(7)        Senior         $62,738,000      AAA/Aaa       3.32                1-357                 5.25%        5.6409%(6)
----------------------------------------------------------------------------------------------------------------------------------
 III-B-1      Subordinate                                             Not Offered Hereby
----------------------------------------------------------------------------------------------------------------------------------
 III-B-2      Subordinate
----------------------------------------------------------------------------------------------------------------------------------
 III-B-3      Subordinate
----------------------------------------------------------------------------------------------------------------------------------
 III-B-4      Subordinate
----------------------------------------------------------------------------------------------------------------------------------
 III-B-5      Subordinate
----------------------------------------------------------------------------------------------------------------------------------
 III-B-6      Subordinate
----------------------------------------------------------------------------------------------------------------------------------

Notes:
(1)   Based on 100% of the prepayment assumption as described herein.
(2)   Bond sizes subject to a variance of plus or minus 10%.
(3) Subordination Levels are preliminary, subject to final Rating Agency approval and will have a variance of plus or minus 1.50%.
(4) The pass-through rate for Class 4-A Certificates will be subject to the weighted average Net Mortgage Rates of the group 4 mortgage loans (the "Group 4 Net WAC") as described herein.
(5) The pass-through rate for Class 5-A Certificates will be subject to the weighted average Net Mortgage Rates of the group 5 mortgage loans (the "Group 5 Net WAC") as described herein.
(6) The pass-through rate for Class 6-A Certificates will be subject to the weighted average Net Mortgage Rates of the group 6 mortgage loans (the "Group 6 Net WAC") as described herein.
(7) This class is presented solely for purposes of discussion and is likely to be divided into multiple classes with varying coupons, average lives to maturity and payment windows.



--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 2

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Issuing Entity:                  Morgan Stanley Mortgage Loan Trust 2006-8AR.

Depositor:                       Morgan Stanley Capital I Inc.  The offered
                                 certificates will be issued under the
                                 depositor's registration statement (File No
                                 333-130684 with the Securities and Exchange
                                 Commission).

Sponsor:                         Morgan Stanley Mortgage Capital Inc.

Originators:                     Morgan Stanley Credit Corp. ("MSCC") is
                                 expected to be the originator for 100.00% of the Mortgage Loans in Aggregate Loan Group
                                 III. See Exhibit 2.

Servicers:                       MSCC is expected to be the  servicer for
                                 100.00% of the Mortgage Loans in Aggregate
                                 Loan Group III. See Exhibit 2.

Servicing Fee:                   The Servicing Fee Rate for Group 4 is expected
                                 to be approximately 0.250% per annum

                                 The Servicing Fee Rate for Group 5 is expected to be approximately 0.250% per annum

                                 The Servicing Fee Rate for Group 6 is expected to be approximately 0.250% per annum

                                 For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.

Servicer Remittance Date:        Generally, the 18th of the month in which the
                                 Distribution Date occurs.

Master Servicer/                 Wells Fargo Bank, National Association.
Securities Administrator:

Trustee:                         LaSalle Bank, National Association.

Managers:                        Morgan Stanley (sole lead manager).

Rating Agencies:                 The Offered Certificates are expected to be
                                 rated by two out of the three major rating agencies: Standard & Poor's, Moodys Investors
                                 Service, Inc. or Fitch.

Offered Certificates:            The Class 4-A, Class 5-A and Class 6-A
                                 Certificates.

Senior Certificate Group:        The Group 4 Senior Certificates, Group 5 Senior
                                 Certificates and Group 6 Senior Certificates.

Senior Certificates:             Collectively, the Group 4 Senior Certificates,
                                 Group 5 Senior Certificates, and Group 6
                                 Senior Certificates, or any classes of
                                 certificates resulting from the division of the Offered Certificates and having a distribution priority over the Aggregate
                                 Group III Subordinate Certificates.

Group 4 Senior Certificates:     The Class 4-A Certificates.

Group 5 Senior Certificates:     The Class 5-A Certificates.

Group 6 Senior Certificates:     The Class 6-A Certificates.

Class III-B Certificates:        The Class III-B-1, Class III-B-2,
                                 Class III-B-3, Class III-B-4, Class III-B-5, and Class III-B-6 Certificates.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 3

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Aggregate Group III              The Class III-B Certificates.
Subordinate Certificates:

Aggregate Group III              The Group 4 Senior Certificates, Group 5 Senior
Certificates:                    Certificates and Group 6 Senior Certificates,
                                 and the Aggregate Group III Subordinate
                                 Certificates. Such certificates may be
                                 referred to individually or collectively as certificates in "Aggregate Group III."

Other Certificates:              It is anticipated that other classes of
                                 certificates will be issued by the Issuing
                                 Entity, including other groups of Senior
                                 Certificates (each a "Senior Certificate
                                 Group"), and other groups of subordinate certificates (each an "Aggregate Subordinated
                                 Certificate Group"). There will be no cross collateralization between the Aggregate Group
                                 III Certificates and any other classes of certificates.

Relationship between Loan        The certificates with a "4" prefix are
Groups and Certificate Groups:   sometimes referred to as the group 4 senior
                                 certificates and they correspond to the
                                 mortgage loans in loan group 4. The
                                 certificates with a "5" prefix are sometimes referred to as the group 5 senior certificates and they correspond to the mortgage loans in loan group 5. The certificates with a "6" prefix are sometimes referred to as the group 6 senior certificates and they correspond to the mortgage loans in loan group 6. Aggregate
                                 Group III Subordinate Certificates relate to loan group 4, loan group 5, and loan group 6.

Expected Closing Date:           May 31, 2006 through DTC and, upon request
                                 only, through Euroclear or Clearstream.

Cut-off Date:                    May 1, 2006.

Forms and Denomination:          The Offered Certificates will be issued in
                                 book-entry form and in minimum dollar
                                 denominations of $25,000, with an additional increment of $1,000.

CPR: "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

Prepayment Assumption:           25% CPR.

Record Date:                     For the Offered Certificates and any
                                 Distribution Date, the business day
                                 immediately preceding that Distribution Date, or if the Offered Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date.

Accrual Period:                  The interest accrual period (the "Accrual
                                 Period") for each class of certificates and any distribution date is the calendar month immediately prior to the month in which the relevant distribution date occurs. Interest is required to be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning in June 2006.

Last Scheduled Distribution      The Distribution Date occurring in [June 2036].
Date:

Clean-Up Call:                   The terms of the transaction allow for a
                                 purchase of the Aggregate Loan Group III
                                 Mortgage Loans resulting in the retirement of the Certificates once the aggregate principal balance of the Aggregate Loan Group III
                                 Mortgage Loans is equal to 1% or less of aggregate principal balance of the Aggregate
                                 Loan Group III Mortgage Loans as of the
                                 Cut-off Date (the "Clean-Up Call Date").

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 4

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



Aggregate Loan Groups:           Aggregate Loan Group I consists of mortgage
                                 loans in Group 1. Certificates relating to that group are not offered hereby.

                                 Aggregate Loan Group II consists of mortgage loans from Group 2 and Group 3. Certificates relating to that Aggregate Loan Group are not offered hereby.

                                 Aggregate Loan Group III consists of mortgage loans from Group 4, Group 5 and Group 6 ( The "Aggregate Loan Group III Mortgage Loans").

Group 4 Mortgage Loans:          As of the Cut-off Date, the Group 4 Mortgage
                                 Loans consist of 87 adjustable rate
                                 residential, first-lien mortgage loans. The aggregate principal balance of the Group 4
                                 Mortgage Loans as of the Cut-off Date will be approximately $65,471,082.

Group 5 Mortgage Loans:          As of the Cut-off Date, the Group 5 Mortgage
                                 Loans consist of 354 adjustable rate
                                 residential, first-lien mortgage loans. The aggregate principal balance of the Group 5
                                 Mortgage Loans as of the Cut-off Date will be approximately $290,820,802.

Group 6 Mortgage Loans:          As of the Cut-off Date, the Group 6 Mortgage
                                 Loans consist of 81 adjustable rate
                                 residential, first-lien mortgage loans. The aggregate principal balance of the Group 6
                                 Mortgage Loans as of the Cut-off Date will be approximately $66,213,495.

Substitution Adjustment Amount:  The amount by which the balance of any Mortgage
                                 Loan that is repurchased from the trust
                                 exceeds the balance of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage Loan:        A "Liquidated Mortgage Loan" is a defaulted
                                 Mortgage Loan as to which the related
                                 Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:                   A "Realized Loss" for a Liquidated Mortgage
                                 Loan is the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

REO Property:                    Real estate owned by the issuing entity.

Delinquency:                     As calculated using the MBA methodology, as
                                 of the cut-off date, none of the Aggregate
                                 Group III Mortgage Loans were more than 30 days delinquent. No more than 1% of the Aggregate Group III Mortgage Loans by aggregate stated principal balance as of the cut-off date have been delinquent 30 days or more at least once since they were originated. None of the Aggregate Group III have been 60 or more days delinquent since they were originated.

Class Principal Balance:         The "Class Principal Balance" of any Class of
                                 Certificates as of any Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) the amount of Realized
                                 Losses (including Excess Losses) on the
                                 Mortgage Loans in the related Loan Group allocated to the Class.

Due Date:                        "Due Date" means, with respect to a Mortgage
                                 Loan, the day of the calendar month on which scheduled payments are due on that Mortgage
                                 Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution
                                 Date occurs.

Prepayment Period:               "Prepayment Period" means for any Mortgage Loan
                                 and any Distribution Date, the calendar month preceding that Distribution Date.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 5

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



Principal Amount:                The "Principal Amount" for any Distribution
                                 Date and each of Loan Group 4, Loan Group 5 and Loan Group 6 will equal the sum of:

                                 1. all monthly payments of principal due on each Mortgage Loan (other than a liquidated mortgage loan) in the related Loan Group on the related Due Date,

                                 2. the principal portion of the purchase price of each Mortgage Loan in the related Loan Group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of the Distribution Date,

                                 3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in the related Loan Group received with respect to the Distribution Date,

                                 4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                                 5. with respect to each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

                                 6. all partial and full principal prepayments by borrowers on the Mortgage Loans in the related Loan Group received during the related Prepayment Period, and

                                 7. any subsequent recoveries (as further described in the Free Writing Prospectus under "Servicing of the Mortgage Loan - Subsequent Recoveries") on the Mortgage Loans in the related Loan Group received during the calendar month preceding the month of the Distribution Date.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 6

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------





Senior Principal                 The "Senior Principal Distribution Amount" for
Distribution Amount:             any Distribution Date and Loan Group will
                                 equal the sum of

                                 o the related Senior Percentage of all
                                 amounts described in clauses 1. through 4. of the definition of Principal Amount for that Loan Group and that Distribution Date,

                                 o for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                                      o the related Senior Percentage of the
                                      Stated Principal Balance of the Mortgage
                                      Loan as of the Due Date in the month
                                      preceding the month of that Distribution
                                      Date and

                                      o either (i) the related Senior
                                      Prepayment Percentage of the amount of
                                      the liquidation proceeds described in
                                      clause 5. of the Principal Amount of
                                      that Loan Group and Distribution Date
                                      allocable to principal received on the
                                      Mortgage Loan or (ii) if an Excess Loss
                                      was sustained on the Liquidated Mortgage
                                      Loan during the preceding calendar
                                      month, the related Senior Percentage of
                                      the amount of the liquidation proceeds
                                      allocable to principal received on the
                                      Mortgage Loan, and

                                 o the sum of the related Senior Prepayment
                                 Percentage of amounts described in clauses 6. and 7. of the definition of Principal Amount for that Loan Group and that Distribution Date; and,

                                 o any transfer payments received for that Loan Group and Distribution Date;

                                 provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that Loan Group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 7

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

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The Aggregate Group III          Transfer Payments due to disproportionate
Certificates-Transfer            principal payments. On each Distribution Date
Payments                         after the first Senior Termination Date but
                                 prior to the earlier of the Senior Credit
                                 Support Depletion Date and the second Senior
                                 Termination Date, all principal on the
                                 Mortgage Loans in a Loan Group of Aggregate
                                 Group III Mortgage Loans will be paid on a pro rata basis, based on Class Principal
                                 Balance, to the Aggregate Group III Senior
                                 Certificates then outstanding relating to the other Loan Groups of Aggregate Group II
                                 Mortgage Loans. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate
                                 Subordinated Percentage for that Distribution
                                 Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated
                                 Principal Balance of all of the Aggregate
                                 Group III Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Aggregate Group III Subordinated
                                 Certificates, is less than 50%. If principal from one Loan Group of Aggregate Group III
                                 Mortgage Loans is distributed to the
                                 Aggregate Group III Senior Certificates of another Loan Group according to this paragraph, the Aggregate Group III
                                 Subordinated Certificates will not receive that principal amount on that Distribution
                                 Date.

                                 Transfer Payments due to disproportionate
                                 Realized Losses in one Loan Group. If on any
                                 Distribution Date the aggregate Class
                                 Principal Balance of the Aggregate Group III
                                 Senior Certificates related to a Loan Group of Aggregate Group III Mortgage Loans immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group of Aggregate Group III Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date (the "Undercollateralized Group"), then the following will occur:

                                    o  the Available Funds in each other Loan
                                       Group of Aggregate Group III Mortgage
                                       Loans that is not an
                                       Undercollateralized Group (each, an
                                       "Overcollateralized Group") will be
                                       reduced, after distributions of
                                       interest to the Aggregate Group III
                                       Senior Certificates of the
                                       Overcollateralized Group, by an amount
                                       equal to one month's interest on the
                                       Transfer Payment Received by the
                                       Undercollateralized Group at the
                                       pass-through rate applicable to the
                                       Undercollateralized Group and that
                                       amount will be added to the Available
                                       Funds of the Undercollateralized Group;
                                       and

                                    o  the portion of the Available Funds in
                                       respect of principal on the Mortgage
                                       Loans in the Overcollateralized Group
                                       of Aggregate Group III Mortgage Loans,
                                       after distributions of principal to the
                                       Aggregate Group III Senior Certificates
                                       of each Overcollateralized Group, will
                                       be distributed, to the extent of the
                                       portion of Available Funds available
                                       therefor, to the Aggregate Group III
                                       Senior Certificates of each
                                       Undercollateralized Group until the
                                       Class Principal Balance of the Senior
                                       Certificates of each
                                       Undercollateralized Group equals the
                                       aggregate Stated Principal Balance of
                                       the Mortgage Loans in the related Loan
                                       Group of Aggregate Group III Mortgage
                                       Loans

                                 Consequently, the Aggregate Group III
                                 Subordinated Certificates will not receive any distributions of principal until each Undercollateralized Group of Aggregate Group III Mortgage Loans is no longer undercollateralized. If more than one Loan Group of Aggregate Group III Mortgage Loans on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments shall be allocated among such Loan Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Balance of the related Aggregate Group III Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group on the Due Date in the month preceding the month of such Distribution Date. If more than one Loan Group of Aggregate Group III Mortgage Loans on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments shall be allocated among such Loan Groups of Aggregate Group III Mortgage Loans, pro rata, on the basis of the Class Principal Balance of the related Aggregate Group III Senior Certificates.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 8

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



                                 On each Distribution Date, the "Transfer
                                 Payment" for the Undercollateralized Group of Aggregate Group III Mortgage Loans will equal the excess, if any, of the Class Principal Balance of the Aggregate Group III Senior Certificates immediately prior to such Distribution Date related to such Principal Balance of the Mortgage Loans in such Loan Group of Aggregate Group III Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date. The Transfer Payment received by the Undercollateralized Group is referred to as a "Transfer Payment Received." The Transfer Payment made by the Overcollateralized Group is referred to as a "Transfer Payment Made."

                                 All or a portion of the distributions to the Aggregate Group III Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).


Senior Percentage:               The "Senior Percentage" for any Senior
                                 Certificate Group and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of
                                 Senior Certificates of such Senior
                                 Certificate Group immediately before that
                                 Distribution Date and the denominator of which is the aggregate of the Stated
                                 Principal Balances of the Mortgage Loans in the related Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to such prior Due Date); provided, however, that on any Distribution Date after the second related Senior Termination Date, in the case of the Aggregate Group III
                                 Certificates, the Senior Percentage of the remaining Senior Certificate Group in
                                 Aggregate Certificate Group III is the
                                 percentage equivalent of a fraction, the numerator of which is the aggregate Class
                                 Principal Balance of each class of Senior
                                 Certificates (other than the Notional Amount
                                 Certificates) of such remaining Senior
                                 Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal
                                 Balance of all Classes of Certificates (other than the Notional Amount Certificates) in that Aggregate Certificate Group immediately prior to such Distribution Date.

                                 For any Distribution Date on and prior to the second related Senior Termination Date, the "Subordinated Percentage" for the portion of the Aggregate Group III Subordinated Certificates relating to Loan Group 4, Loan Group 5 and Loan Group 6 as applicable, in each case will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Loan Group on such Distribution Date. After the second related Senior Termination Date, the Subordinated Percentage for the Aggregate Group III Subordinated Certificates will represent the entire interest of the Aggregate Group III Subordinated Certificates in Aggregate Loan Group III and will be calculated as the difference between 100% and the Senior Percentage for the Aggregate Group III Senior Certificates for such Distribution Date.

                                 The "Aggregated Subordinated Percentage" for any Distribution Date and Aggregate Loan Group is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Principal Balance of the Subordinated Certificates in the related Aggregate Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans in that Aggregate Loan Group as of the Due Date in the month preceding the month of such Distribution Date.



--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 9

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



Senior Prepayment Percentage:    The "Senior Prepayment Percentage" of a Senior
                                 Certificate Group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%.
                                 Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior
                                 Certificates in Aggregate Group III (other than the Notional Amount Certificates) which receive these unscheduled payments of principal while, in the absence of Realized
                                 Losses, increasing the interest in the
                                 Aggregate Group III Mortgage Loans evidenced by the Aggregate Group III Subordinate
                                 Certificates. Increasing the respective
                                 interest of the Subordinated Certificates relative to the Senior Certificates in Aggregate Group III is intended to preserve the availability of the subordination provided by the Aggregate Group III
                                 Subordinate Certificates.

                                 The Senior Prepayment Percentage for any
                                 Distribution Date and any Senior Certificate
                                 Group occurring on or after the seventh
                                 anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the related Senior Percentage of a Senior Certificate Group exceeds the Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

                                 Notwithstanding the preceding paragraph, if
                                 (x) on or before the Distribution Date in May 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage for the Aggregate Group III Subordinated Certificates as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Group III Mortgage Loans do not exceed 20% of the related original subordinate principal balance, the Senior Prepayment Percentage for each Senior Certificate Group in Aggregate Group III will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage and (y) after the Distribution Date in May 2009, the Aggregate Subordinated Percentage for the related Aggregate Group III Subordinate Certificates is at least 200% of the Aggregate Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Loan Group III Mortgage Loans do not exceed 30% of the original subordinate principal balance (the "Two Times Test"), the Senior Prepayment Percentage for each Senior Certificate Group in Aggregate Loan Group III will equal the Senior Percentage.

Senior Termination Date:         The "Senior Termination Date" for a Senior
                                 Certificate Group is the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates of such Senior
                                 Certificate Group is reduced to zero.

Credit Enhancement:              Credit enhancement will be provided by:
                                    o  The subordination of one or more
                                       classes of the securities of the series
                                    o  The preferential allocation of some or
                                       all of the prepayments on the Aggregate
                                       Loan Group III Mortgage Loans to the
                                       Aggregate Group III Senior Certificates
                                       in order to increase the level of
                                       subordination in the trust related to
                                       the Aggregate Group III Senior
                                       Certificates.

Net Mortgage Rate:               The "Net Mortgage Rate" with respect to any
                                 Mortgage Loan is the related Mortgage Rate minus the related Servicing Fee Rate and lender paid mortgage insurance, if any.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 10

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



Loss and Delinquency Tests:      Notwithstanding the foregoing, no decrease in
                                 the related Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:
                                    o  the outstanding principal balance of
                                       all Mortgage Loans in Aggregate Loan
                                       Group III delinquent 60 days or more
                                       (including Mortgage Loans in
                                       foreclosure, real estate owned by the
                                       trust fund and Mortgage Loans the
                                       mortgagors of which are in bankruptcy)
                                       (averaged over the preceding six month
                                       period), as a percentage of the
                                       aggregate Class Certificate Balance of
                                       the Aggregate Group III Subordinated
                                       Certificates, does not equal or exceed
                                       50%, and
                                    o  cumulative Realized Losses on the
                                       Mortgage Loans in Aggregate Loan Group
                                       III do not exceed
                                       (a) commencing with the Distribution
                                           Date on the seventh anniversary of
                                           the first Distribution Date, 30% of
                                           the aggregate Class Principal
                                           Balance of the related Aggregate
                                           Subordinated Certificates as of the
                                           Closing Date (with respect to the
                                           Aggregate Subordinated
                                           Certificates, the "original
                                           subordinate principal balance"),
                                       (b) commencing with the Distribution
                                           Date on the eighth anniversary of
                                           the first Distribution Date, 35% of
                                           the original subordinate principal
                                           balance,
                                       (c) commencing with the Distribution
                                           Date on the ninth anniversary of
                                           the first Distribution Date, 40% of
                                           the original subordinate principal
                                           balance,
                                       (d) commencing with the Distribution
                                           Date on the tenth anniversary of
                                           the first Distribution Date, 45% of
                                           the original subordinate principal
                                           balance, and
                                       (e) commencing with the Distribution
                                           Date on the eleventh anniversary of
                                           the first Distribution Date, 50% of
                                           the original subordinate principal
                                           balance.

Allocation of Realized Losses:   Any realized losses (other than Excess Losses)
                                 on the Mortgage Loans in a Loan Group in Aggregate Loan Group III will be allocated as follows: first, to the related Aggregate
                                 Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance thereof has been reduced to zero; and thereafter, to the Senior Certificates of the related Senior Certificate Group.

                                 On each Distribution Date, Excess Losses on the Mortgage Loans in a Loan Group in Aggregate Loan Group III will be allocated pro rata among the Classes of Senior Certificates of the related Senior Certificate Group and the Aggregate Group III Subordinated Certificates as follows: (i) in the case of the Senior Certificates, the Senior Percentage of such Excess Loss will be allocated among the Classes of Senior Certificates (other than the Notional Amount Certificates) in the related Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that Distribution Date and (ii) in the case of the Aggregate Group III Subordinated Certificates, the Subordinated Percentage of such Excess Loss will be allocated among the Classes of Aggregate Group III Subordinated Certificates pro rata based on each Class' share of the related Subordinated Portion for the related Loan Group.

Excess Loss:                     "Excess Losses" are special hazard, fraud or
                                 bankruptcy losses that exceed levels
                                 specified by the Rating Agencies based on their analysis of the Mortgage Loans.

Senior Credit Support            The "Senior Credit Support Depletion Date" for
Depletion Date:                  the Aggregate Group III Senior Certificates
                                 is the date on which the aggregate Class
                                 Principal Balance of the Aggregate Group III
                                 Subordinated Certificates has been reduced to zero.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 11

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



Certificate Priority of          With respect to any Distribution Date, from the
Distributions:                   Senior Principal Distribution Amount for the
                                 Group 4 Mortgage Loans, to the Class 4-A
                                 Certificates until retired.

                                 With respect to any Distribution Date, from the Senior Principal Distribution Amount for the Group 5 Mortgage Loans, to the Class 5-A Certificates until retired.

                                 With respect to any Distribution Date, from the Senior Principal Distribution Amount for the Group 6 Mortgage Loans, to the Class 6-A Certificates until retired.

Trust Tax Status:                One or more REMICs.

ERISA Eligibility:               Subject to the considerations in the Prospectus
                                 and the Free Writing Prospectus, the Offered
                                 Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income
                                 Security Act of 1974, as amended, or Section
                                 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:               It is anticipated that the Offered Certificates
                                 will be mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement           This term sheet does not contain all
and Prospectus:                  information that is required to be included
                                 in a registration statement, or in a base prospectus and prospectus supplement.

                                 The Depositor has filed a registration
                                 statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                 The registration statement referred to above
                                 (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:

                                 http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
                                 -----------------------------------------------------------------------------------------

Risk Factors:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                 INCLUDED IN THE REGISTRATION STATEMENT AND IN
                                 THE FREE WRITING PROSPECTUS SUPPLEMENT FOR
                                 MORGAN STANLEY MORTGAGE LOAN TRUST 2006-8AR
                                 TRANSACTION REFERRED FOR A DESCRIPTION OF
                                 INFORMATION THAT SHOULD BE CONSIDERED IN
                                 CONNECTION WITH AN INVESTMENT IN THE OFFERED
                                 CERTIFICATES.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 12

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



Static Pool Information:         Information concerning the sponsor's prior
                                 residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at
             http://www.morganstanley.com/institutional/abs_spi/Prime_AltA.html.
                                 On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates.
                                 Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

                                 In addition, information concerning the
                                 performance of the Mortgage Loans originated and serviced by MSCC in the sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at
                   http://www.morganstanley.com/institutional/abs_spi/MSCC.html.
                                 On this website, you can view delinquency, cumulative loss, and prepayment information by vintage year for these Mortgage Loans for the past two years or if originated less than two years ago, since origination. In addition, the performance information relating to the Mortgage Loans described above may have been influenced by factors beyond MSCC's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loans securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 13

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------





                 Weighted Average Life ("WAL") Sensitivity(1)
               To Maturity (of the last maturing Mortgage Loan)



--------------------------------------------------------------------------------------------------
Prepay    Prepayment Assumption     0            15            25           35           50
  Speed   (% )
--------------------------------------------------------------------------------------------------
   4-A    WAL (yrs)               20.34         5.49          3.27         2.20         1.37
          Principal Window       33 - 356      1 - 356      1 - 356       1 - 356      1 - 353
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
Prepay    Prepayment Assumption     0            15            25           35           50
  Speed   (% )
--------------------------------------------------------------------------------------------------
   5-A    WAL (yrs)               20.78         5.56          3.30         2.21         1.37
          Principal Window       57 - 356      1 - 356      1 - 356       1 - 356      1 - 354
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
Prepay    Prepayment Assumption     0            15            25           35           50
  Speed   (% )
--------------------------------------------------------------------------------------------------
   6-A    WAL (yrs)               21.34         5.62          3.32         2.22         1.37
          Principal Window       82 - 357      1 - 357      1 - 357       1 - 357      1 - 354
--------------------------------------------------------------------------------------------------













1.    Run using Structuring Assumptions as further described herein

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 14

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



Structuring Assumptions

      o the Aggregate Loan Group III Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,

      o no defaults in the payment by mortgagors of principal of and interest on the Aggregate Loan Group III Mortgage Loans are experienced,

      o scheduled payments on the Aggregate Loan Group III Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

      o the scheduled monthly payment for each Aggregate Loan Group III Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Aggregate Loan Group III Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Aggregate Loan Group III Mortgage Loan by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

      o prepayments are allocated as described in this preliminary termsheet and in the free writing prospectus without giving effect to loss and delinquency tests,

      o the initial Class Principal Balance of each Class of Offered Certificates is as set forth on page 2 of this preliminary termsheet,

      o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Aggregate Loan Group III Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

      o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

      o     the Closing Date of the sale of the Certificates is May 31, 2006,

      o neither the Seller nor any Originator is required to repurchase or substitute for any Aggregate Loan Group III Mortgage Loans,

      o     the level of the Six-Month LIBOR Index remains constant at 5.274%,

      o     The Clean-up Call is not exercised,

      o the Mortgage Rate on each Aggregate Loan Group III Mortgage Loan with an adjustable Mortgage Rate will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Initial and Subsequent Periodic Rate Caps (as applicable), set forth in the table below,

      o scheduled monthly payments on each Aggregate Loan Group III Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Aggregate Loan Group III Mortgage Loan to equal the fully amortizing payment described above, in some cases, following an interest only period, and

      o Aggregate Loan Group III consists of 3 Mortgage Loans with the following characteristics.



--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 15

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------






                                                                     Original   Remaining
                                Cut-off                   Current    Term to     Term to     Initial   Subsequent
                                  Date        Current       Net       Stated      Stated    Periodic    Periodic     Gross
                Index          Principal      Mortgage   Mortgage    Maturity    Maturity     Rate        Rate       Margin
  Type           Name         Balance ($)     Rate (%)   Rate (%)    (Months)    (Months)    Cap (%)     Cap (%)      (%)
---------- ----------------- --------------- ----------- ---------- ----------- ----------- ---------- ------------ ---------
   ARM      6 Month LIBOR    65,471,081.54    5.70310     5.45310      360         356       6.00000     2.00000     2.00000
   ARM      6 Month LIBOR    290,820,802.27   5.69390     5.44390      360         356       6.00000     2.00000     2.00000
   ARM      6 Month LIBOR    66,213,495.40    5.89090     5.64090      360         357       6.00000     2.00000     2.00000


                              Maximum     Minimum                    Rate       Remaining
                              Mortgage    Mortgage    Months to      Reset     Interest-Only
                Index           Rate        Rate      Next Rate    Frequency      Period
  Type           Name           (%)         (%)      Adjustment    (Months)      (Months)     Group
---------- ----------------- ----------- ----------- ------------ ------------ ------------- --------
   ARM      6 Month LIBOR     11.70310    2.00000        32            6            32          4
   ARM      6 Month LIBOR     11.69390    2.00000        56            6            56          5
   ARM      6 Month LIBOR     11.89090    2.00000        81            6            81          6




--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 16

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------




               Preliminary Collateral Information for MSM 06-6AR
                             Group 4: 3/1 Hybrids
                                65MM (+/- 10%)
                             Senior/Sub Structure

 GWAC                                                   5.70% (+/- .10%)
 GWAC Range                                             5.125% - 7.125%
 NWAC                                                   5.45% (+/- .10%)
 Floating Rate Index                                    100% - 6mo LIBOR
 WA Net Margin                                          1.75% (+/- .10%)
 Cap Structure                                          Initial: 6%
                                                        Periodic: 2%
                                                        Lifetime: 6%
 WA MTR                                                 32 months (+/- 3)
 WALA                                                   4 month (+/- 3)
 Average loan size                                      $753,000 (+/- 50k)
 Conforming Balance                                     9% (+/- 10%)
 Max loan size                                          $3,000,000
 Average LTV                                            67% (+/- 10%)
 Max Loans > 80 LTV with no MI or Pledged Assets        0%
 Average FICO                                           739 (+/- 10 points)
 Minimum FICO                                           635
 Full / Alt documentation                               44% (+/- 10%)
 Max no documentation                                   0%
 Interest Only                                          100% (100% - 3yr) (+/- 10%)
 Owner occupied                                         62% (+/- 10%)
 Property type                                          88% single family detached/PUD (+/- 10%)
 Investor properties                                    3% (+/- 10%)
 Loan purpose                                           43% cash-out refinance (+/- 10%)
 Prepay penalties                                       0% (+/- 10%)
 California Concentration                               28% (+/- 10%)
Note:  All characteristics are preliminary and are subject to the final collateral pool



--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 17

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------




               Preliminary Collateral Information for MSM 06-6AR
                             Group 5: 5/1 Hybrids
                                291MM (+/- 10%)
                             Senior/Sub Structure

GWAC                                            5.69% (+/- .10%)
GWAC Range                                      4.75% - 6.75%
NWAC                                            5.44% (+/- .10%)
Floating Rate Index                             100% - 6mo LIBOR
WA Net Margin                                   1.75% (+/- .10%)
Cap Structure                                   Initial: 6%
                                                Periodic: 2%
                                                Lifetime: 6%
WA MTR                                          56 months (+/- 3)
WALA                                            4 month (+/- 3)
Average loan size                               $822,000 (+/- 50k)
Conforming Balance                              8% (+/- 10%)
Max loan size                                   $4,750,000
Average LTV                                     68% (+/- 10%)
Max Loans > 80 LTV with no MI or Pledged        0.25%
Assets
Average FICO                                    730 (+/- 10 points)
Minimum FICO                                    606
Full / Alt documentation                        53% (+/- 10%)
Max no documentation                            0%
Interest Only                                   100% (100% - 5yr) (+/- 10%)
Owner occupied                                  73% (+/- 10%)
Property type                                   84% single family detached/PUD (+/- 10%)
Investor properties                             4% (+/- 10%)
Loan purpose                                    44% cash-out refinance (+/- 10%)
Prepay penalties                                0% (+/- 10%)
California Concentration                        24% (+/- 10%)

Note:  All characteristics are preliminary and are subject to the final collateral pool


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 18

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------




               Preliminary Collateral Information for MSM 06-6AR
                             Group 6: 7/1 Hybrids
                                66MM (+/- 10%)
                             Senior/Sub Structure

GWAC                                                   5.89% (+/- .10%)
GWAC Range                                             5.25% - 6.625%
NWAC                                                   5.64% (+/- .10%)
Floating Rate Index                                    100% - 6mo LIBOR
WA Net Margin                                          1.75% (+/- .10%)
Cap Structure                                          Initial: 6%
                                                       Periodic: 2%
                                                       Lifetime: 6%
WA MTR                                                 81 months (+/- 3)
WALA                                                   3 month (+/- 3)
Average loan size                                      $817,000 (+/- 50k)
Conforming Balance                                     6% (+/- 10%)
Max loan size                                          $2,500,000
Average LTV                                            66% (+/- 10%)
Max Loans > 80 LTV with no MI or Pledged Assets        0%
Average FICO                                           734 (+/- 10 points)
Minimum FICO                                           605
Full / Alt documentation                               48% (+/- 10%)
Max no documentation                                   0%
Interest Only                                          100% (100% - 7yr) (+/- 10%)
Owner occupied                                         86% (+/- 10%)
Property type                                          87% single family detached/PUD (+/- 10%)
Investor properties                                    0% (+/- 10%)
Loan purpose                                           54% cash-out refinance (+/- 10%)
Prepay penalties                                       0% (+/- 10%)
California Concentration                               25% (+/- 10%)
Florida Concentration                                  25% (+/- 10%)

Note:  All characteristics are preliminary and are subject to the final collateral pool




--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 19

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                                   EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Group 1 Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

 o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

 o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 20

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and
(ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.




--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 21

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



                                   EXHIBIT 2

                       Morgan Stanley Credit Corporation
                          Servicing of Mortgage Loans
General

      The Servicer will be responsible for servicing the Mortgage Loans in a manner consistent with the terms of the Servicing Agreement and in a manner which shall be ordinary and customary in its general servicing activities. The principal executive offices of the Servicer are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015, and the principal servicing center is located in Sioux Falls, South Dakota. The Servicer is an approved mortgage loan servicer for Fannie Mae and is licensed to service mortgage loans in each state where a license is required. The Servicer is an indirect wholly-owned subsidiary of Morgan Stanley.

Loan Servicing

      The Servicer has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to:

            (a) collecting, aggregating and remitting mortgage loan payments;

            (b) accounting for principal and interest;

            (c) holding escrow (impound) funds for payment of taxes and insurance, if applicable;

            (d) making inspections as required of the mortgaged properties;

            (e) preparation of tax related information in connection with the mortgage loans;

            (f) supervision of delinquent mortgage loans;

            (g) loss mitigation efforts;

            (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

            (i) generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements are mailed monthly by the Servicer. For the Mortgage Loans with adjustable Loan Rates, notice of changes in the applicable Loan Rate are provided by the Servicer to the Mortgagor. To the extent permitted by the applicable servicing agreement, the Servicer executes assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge or any other agreement contemplated by such servicing agreement.

   The Servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the Mortgage Loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements and capitalization of arrearages; provided, in any case, that the Servicer determines that such action is generally consistent with the Servicer's policies with respect to similar loans; and provided, further, that certain of such modifications (including reductions in the Loan Rate, partial forgiveness or a maturity extension) may only be taken if the Mortgage Loan is in default or if default is reasonably foreseeable. With respect to Mortgage Loans that come into and continue in default, the Servicer may take a variety of actions including foreclosure upon the related Mortgaged Property, writing off the balance of the Mortgage Loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, arranging for a repayment plan, modifications as described above or taking an unsecured note.

      Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in the Servicer's portfolio of real estate secured mortgage loans that it services for its clients, applicable laws and regulations and other considerations.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 22

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



                       Morgan Stanley Credit Corporation
General
   Morgan Stanley Credit Corporation ("MSCC") is a Delaware corporation and an indirect wholly-owned subsidiary of Morgan Stanley. MSCC is a retail residential mortgage lender that has been engaged for over thirty years in the origination and servicing of loans for borrowers who are clients of Morgan Stanley. Clients are introduced to MSCC typically through Morgan Stanley brokerage account relationships, and through Discover(R) Card cardmember relationships. MSCC utilizes each of these companies' sales forces to reinforce brand identity and customer relationships, in addition to marketing to these consumers directly through the mail or via inserts in existing account statements.

   MSCC is structured to operate nationally and on a remote basis. Clients are provided toll-free telephone number access to loan officers who will discuss alternative products to meet specific needs. Loan officers take mortgage loan applications, and lead customers through the entire mortgage loan origination process. MSCC's loan origination, servicing, and collection systems are integrated providing a flexible, user-friendly technology foundation and enhanced customer service. MSCC maintains corporate licensing/authorization to conduct business in all 50 states. All MSCC loans are serviced and supported by MSCC's servicing center located in Sioux Falls, South Dakota.

Origination
   MSCC's origination guidelines for Mortgage Loans use a combination of automated and subjective underwriting criteria to evaluate credit risk, and this risk assessment may affect documentation requirements. MSCC's underwriting guidelines are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to submit a written or telephone application, which elicits pertinent information about the prospective borrower including, the prospective borrower's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. MSCC employs or underwriters to review the prospective borrower's credit profile. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower's employer or through analysis of copies of borrower's federal withholding (IRS W-2) forms and/or current payroll earnings statements. With respect to every prospective borrower, a credit report summarizing the prospective borrower's credit history is obtained. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may be considered for underwriting purposes, in addition to the income of the borrower from other sources, if applicable. With respect to mortgaged property consisting of vacation or second homes, income derived from the property generally will not be considered for underwriting purposes.

   A potential borrower's ability to make the proposed loan payments generally is measured by the applicant's income, credit, residence stability and assets. One test to determine this ability is the debt-to-income ratio, which is the borrower's total monthly debt service divided by total monthly gross income. MSCC typically allows for a debt-to-income ratio of 45%. Debt-to-income exceptions must be approved by the appropriate level underwriter, and supported by compensating factors.

   The adequacy of the mortgaged property as security for the proposed mortgage loan will generally be determined by an appraisal or automated property valuation acceptable to MSCC. Appraisals are conducted by independent appraisers acceptable to MSCC. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Appraisals over 180 days old will not be sufficient if conducted by an independent appraiser engaged by the potential borrower. If the proposed loan amount exceeds $1,000,000, a second appraisal will be required.

   Higher credit quality applicants may be eligible for a total loan exposure of greater than $2,000,000. The acceptable Loan-to-Value Ratio may decline as the property value increases. Exceptions to these policies are typically made when other compensating factors are present, such as high net worth.

   Mortgage Loans that have a Loan-to-Value Ratio in excess of 80% are, in general, also either (i) secured by a security interest in additional collateral (generally securities) owned by the borrower or (ii) supported by a third party guarantee (generally a parent of the borrower), which in turn is secured by a security interest in collateral (generally securities). Such loans are also referred to herein as "FlexSource(TM) Loans", and the collateral referred to in clauses (i) and (ii) is herein referred to as "Additional Collateral". The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount in some cases. In limited cases, MSCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 23

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



Collateral generally terminates when the principal balance of such FlexSource(TM) Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the Loan-to-Value Ratio for such FlexSource(TM) Loan is reduced to MSCC's applicable Loan-to-Value Ratio limit for such mortgage loan by virtue of an increase in the appraised value of the mortgaged property securing such mortgage loan as determined by MSCC. The pledge agreement and the guaranty agreement, as applicable, and the security interest in such Additional Collateral, if any, provided in the case of a FlexSource(TM) Loan will be assigned to the Trustee but will not be part of a REMIC. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable.

Delinquency and Loss Experience
   The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on mortgage loans that were originated or acquired by MSCC and were being serviced by MSCC on November 30, 2001, November 30, 2002, November 30, 2003, November 30, 2004 and November 30, 2005. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.

                 Delinquency Experience of the MSCC Portfolio
                               of Mortgage Loans


                                    Nov. 30,        Nov. 30,       Nov. 30,        Nov. 30,        Nov. 30,        Nov. 30,
                                      2001            2001           2002            2002            2003            2003
                                 --------------     --------    --------------     --------     --------------     --------
                                       By              By             By              By              By              By
                                     Dollar          Number         Dollar          Number          Dollar          Number
                                     Amount            of           Amount            of            Amount            of
                                    of Loans         Loans         of Loans         Loans          of Loans         Loans
Loan Portfolio.............      $2,749,306,000      12,218     $4,944,219,000      19,354      $7,468,471,000      27,540
Period of Delinquency(1)
     30 through 59 days....           1,613,000          12          3,038,000          18           2,599,000          14
     60 through 89 days....             459,000           4          1,203,000          10           1,965,000           9
     90 days or more.......           1,132,000          10          2,673,000          12           5,275,000          22
                                 --------------     --------    --------------     --------     --------------     --------

     Total Delinquent......          $3,204,000          26         $6,914,000          40          $9,839,000          45
                                 ==============     ========    ==============     ========     ==============     ========

     Percent of Loan
Portfolio..................               0.12%       0.21%              0.14%       0.21%               0.13%       0.16%


                                     Nov. 30,       Nov. 30,        Nov. 30,        Nov. 30,
                                      2004            2004            2005            2005
                                 --------------     --------     --------------     --------
                                       By              By              By              By
                                     Dollar          Number          Dollar          Number
                                     Amount            of            Amount            of
                                    of Loans         Loans          of Loans         Loans
Loan Portfolio.............      $8,791,708,000      31,013      $7,737,515,000      27,834
Period of Delinquency(1)
     30 through 59 days....           2,296,000          15           4,865,000          20
     60 through 89 days....           1,287,000           4           3,453,000          13
     90 days or more.......           4,825,000          22           5,439,000          18
                                 --------------     --------     --------------     --------

     Total Delinquent......          $8,408,000          41         $13,757,000          51
                                 ==============     ========     ==============     ========

     Percent of Loan
Portfolio..................               0.10%       0.13%               0.18%       0.18%

______________
(1) Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category indicated in the chart.



--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 24

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



   The following table sets forth certain information concerning loan loss experience of MSCC for the years ended November 30, 2001, November 30, 2002, November 30, 2003, November 30, 2004 and November 30, 2005 with respect to the mortgage loans referred to above.



         Loan Loss Experience of the MSCC Portfolio of Mortgage Loans

                                       November 30,    November 30,     November 30,     November 30,     November 30,
Losses                                     2001            2002             2003             2004             2005
------                                --------------  ---------------  --------------  ----------------  --------------
Average portfolio balance(1)........  $2,295,376,000   $3,761,663,000  $6,276,264,000    $8,198,057,000  $8,351,121,000
Net losses(2).......................         $52,000         $206,000        $262,000          $388,000        $262,000
Net losses as a percentage of
     average portfolio balance......           0.00%            0.01%           0.00%             0.00%           0.00%


______________
(1) Average portfolio balance is the sum of the prior year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods .

(2) Net losses are stated after giving effect to the recovery of liquidation proceeds.






--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 25

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other prior communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted.
Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder. For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.



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(C) 2005 Morgan Stanley
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                                    Page 26


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IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated or
(3)   these materials possibly being confidential

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via bloomberg or another system.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC file no. 333-130684) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting Edgar on the Sec web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

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


MSM 2006-8AR
                       Scenario                                Effective Coupon
LIBOR_1MO                             8
LIBOR_6MO                             8
LIBOR_1YR                             8
CMT_1YR                               8
CPR                                  10
Optional Termination                  Y




                Period      Class 1-A-3
                     1             8.16
                     2             8.16
                     3             8.16
                     4             8.16
                     5             8.16
                     6             8.16
                     7             8.16
                     8             8.16
                     9             8.16
                    10             8.16
                    11             8.16
                    12             8.16
                    13             8.16
                    14             8.16
                    15             8.08
                    16             8.02
                    17             8.09
                    18             7.91
                    19             8.00
                    20             7.82
                    21             7.78
                    22             8.04
                    23             7.71
                    24             7.85
                    25             7.65
                    26             7.79
                    27             7.62
                    28             7.59
                    29             7.79
                    30             7.62
                    31             7.78
                    32             7.58
                    33             7.58
                    34             8.19
                    35             7.68
                    36             7.88
                    37             7.66
                    38             7.90
                    39             7.68
                    40             7.68
                    41             8.03
                    42             7.80
                    43             8.01
                    44             7.79
                    45             7.77
                    46             8.52
                    47             7.90
                    48             8.13
                    49             7.88
                    50             8.12
                    51             7.96
                    52             8.01
                    53             8.24
                    54             8.00
                    55             8.29
                    56             8.10
                    57             8.19
                    58            10.18
                    59             9.65
                    60            10.37
                    61             9.99
                    62            10.36
                    63            10.00
                    64            10.00
                    65             8.70
                    66             8.16
                    67             8.16
                    68             8.16
                    69             8.16
                    70             8.16
                    71             8.16
                    72             8.16
                    73             8.16
                    74             8.16
                    75             8.16
                    76             8.16
                    77             8.16
                    78             8.16
                    79             8.16
                    80             8.16
                    81             8.16
                    82             8.16
                    83             8.16
                    84             8.16
                    85             8.16
                    86             8.16
                    87             8.16
                    88             8.16
                    89             8.16
                    90             8.16
                    91             8.16
                    92             8.16
                    93             8.16
                    94             8.16
                    95             8.16
                    96             8.16
                    97             8.16
                    98             8.16
                    99             8.16
                   100             8.16
                   101             8.16
                   102             8.16
                   103             8.16
                   104             8.16
                   105             8.16
                   106             8.16
                   107             8.16
                   108             8.16
                   109             8.16
                   110             8.16
                   111             8.16
                   112             8.16
                   113             8.16
                   114             8.16
                   115             8.16
                   116             8.16
                   117             8.16
                   118             8.16
                   119             8.16
                   120             8.16
                   121             8.16
                   122             8.16
                   123             8.16
                   124             8.16
                   125             8.16
                   126             8.16
                   127             8.16
                   128             8.16
                   129             8.16
                   130             8.16
                   131             8.16
                   132             8.16
                   133             8.16
                   134             8.16
                   135             8.16
                   136             8.16
                   137             8.16
                   138             8.16
                   139             8.16
                   140             8.16
                   141             8.16
                   142             8.16
                   143             8.16
                   144             8.16
                   145             8.16
                   146             8.16
                   147             8.16
                   148             8.16
                   149             8.16
                   150             8.16
                   151             8.16
                   152             8.16
                   153             8.16
                   154             8.16
                   155             8.16
                   156             8.16
                   157             8.16
                   158             8.16
                   159             8.16
                   160             8.16
                   161             8.16
                   162             8.16
                   163             8.16
                   164             8.16
                   165             8.16
                   166             8.16
                   167             8.16
                   168             8.16
                   169             8.16
                   170             8.16
                   171             8.16
                   172             8.16
                   173             8.16
                   174             8.16
                   175             8.16
                   176             8.16
                   177             8.16
                   178             8.16
                   179             8.16
                   180             8.16
                   181             8.16
                   182             8.16
                   183             8.16
                   184             8.16
                   185             8.16
                   186             8.16
                   187             8.16
                   188             8.16
                   189             8.16
                   190             8.16
                   191             8.16
                   192             8.16
                   193             8.16
                   194             8.16
                   195             8.16
                   196             8.16
                   197             8.16 Does not include any proceeds from
                                        Optional Termination



This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

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TERM SHEET DISCLAIMER
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This material was prepared by or in conjunction with Morgan Stanley trading
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Options are not for everyone. Before purchasing or writing options, investors
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exercise of options or other rights in securities/instruments transactions.
Past performance is not necessarily a guide to future performance. Estimates
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Actual events may differ from those assumed and changes to any assumptions may
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Notwithstanding anything herein to the contrary, Morgan Stanley and each
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kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

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